Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for April 2003

MESA ROYALTY TRUST

JPMorgan Chase Bank, Trustee

                      News
                      Release

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS April 22, 2003—Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of April 2003. Unitholders of record on April 30, 2003 will receive a distribution amounting to $773,547.95 or $0.415084836 per unit payable on July 31, 2003

Royalty income from the San Juan Basin Properties totaled $349,487.81. Royalty income from the Hugoton Properties totaled $426,268.61.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:	Mesa Royalty Trust JPMorgan Chase Bank, as Trustee Mike Ulrich 1(800) 852-1422 (512) 479-2562

www.businesswire.com/cnn/mtr.htm

      P.O. Box 550 Austin, TX 78789